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                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-95411) pertaining to the Quotesmith.com, Inc. 1997 Stock Option Plan and the Quotesmith.com, Inc. 1999 Employee Stock Purchase Plan of our report dated January 12, 2001 (except for Note 9 as to which the date is March 7, 2001) with respect to the financial statements of Quotesmith.com, Inc included in its Annual Report on Form 10-K for the year ended December 31, 2000.



                                                /s/Ernst & Young, LLP




Chicago, Illinois
March 23, 2001